SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported):  April 27, 2009

                             PANGEA PETROLEUM CORP.
                              ---------------------
             (Exact name of registrant as specified in its charter)

        Colorado                  0-30503                 76-0635938
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(State or other jurisdiction  (Commission File           IRS Employer
         of incorporation)       Number)                  ID Number)

         3600 Gessner, Suite 220, Houston, Texas            77063
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         (Address of principal executive offices)         (Zip Code)

Registrant's telephone number, including area code     (713) 914-9193
                                                   -----------------------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     Pre-commencement communications pursuant to Rule 14d-2(b) under the
     Exchange Act   (17 CFR 240.14d-2(b))

     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01 - CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

     On May 1, 2009, Pangea Petroleum Corporation (the "Company") dismissed Malone & Bailey, PC ("Malone") as the Company's independent registered public accounting firm. The Company's Board of Directors approved the decision to end this relationship. The Company does not have a separate audit committee. The dismissal was not the result of the quality of Malone's work in connection with the Company.

     The audit reports of Malone on the financial statements of the Company as of and for the years ended December 31, 2007 and 2006 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that such financial statements included a going concern explanatory paragraph.

     During the Company's two most recent fiscal years ended December 31, 2008 and 2007 and through the date of this Report, there were: (i) no disagreements between the Company and Malone on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Malone, would have caused Malone to make reference to the subject matter of the disagreement in their report on the Company's financial statements for such years, and (ii) no reportable events within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

     The Company provided Malone a copy of the disclosures in this Report prior to the filing with the Securities and Exchange Commission ('SEC') and requested that Malone furnish it with a letter addressed to the SEC stating whether or not Malone agrees with the Company's statements applicable to it in this Item 4.01. A copy of the letter hereafter furnished by Malone in response to that request will be filed by amendment.

     On May 1, 2009, the Company engaged a new independent registered public accounting firm, Clay Thomas, PC ("Clay"), to audit the Company's financial statements for the year ending December 31, 2008. The Company's Board of Directors approved the decision to engage Clay.

     During the Company's two most recent fiscal years ended December 31, 2008 and 2007 and through the date of this Report, the Company did not consult with Clay on (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that may be rendered on the Company's financial statements, and Clay did not provide either a written report or oral advice to the Company that Clay concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; or (ii) any matter that was the subject of any disagreement, as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions, or a reportable event within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

     The Company provided Clay a copy of the disclosures in this Report prior to the filing with the SEC and requested that Clay furnish it with a letter addressed to the SEC stating whether or not Clay agrees with the Company's statements applicable to it in this Item 4.01. A copy of the letter dated May 4, 2009 furnished by Clay in response to that request is filed as Exhibit 99.1 to this Report.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

     Effective April 27, 2009, Alan Premel resigned from his position as a member of the Board of Directors of the Company. His resignation was not a result of any disagreement with the Company.

     Effective April 30, 2009, the Company elected Russell Ivy to fill the vacancy created by Mr. Premel's resignation. Moreover, on such date, the Company elected Russell Ivy as its President and Chief Executive Officer, and Robert Wilson as its Vice President and Chief Financial Officer. The following is the background of Messrs. Ivy and Wilson:

     RUSSELL IVY. Mr. Ivy served as interim President and Chief Executive Officer of AvStar Aviation Services, Inc., the Company's controlling shareholder, from March 1 2009 until April 30, 2009, when he was definitively elected President and Chief Executive Officer of AvStar Aviation Services, Inc. for the indefinite future. From January 1996 through the present, he has been a principal of the Ivy Companies, several companies that provided various merger and acquisition consulting services for various operating entities both private and public. From September 2002 to May 2004, Mr. Ivy was a principal of Seafood Anywhere, LLC., a Houston-based startup seafood distribution company supplying various types of seafood to restaurants in the Houston, Austin, San Antonio, and Dallas areas. He earned a Bachelors Degree in International Trade/Economics in 1991 from Texas Tech University.

     ROBERT WILSON. Mr. Wilson has served as a Vice President and the Chief Financial Officer of AvStar Aviation Services, Inc., the Company's controlling shareholder, since July 2004. Mr. Wilson also serves as the Chief Financial Officer and Operations Principal for several broker dealers and investment banking firms where his duties include compliance with FINRA, SEC and NYSE rules and regulations, the design and implementation of accounting and operations control procedures, representing firms as an expert witness and with FINRA examinations. He currently serves as a director and audit committee chairman for American Security Resources, Inc. and American Enterprise Development Corporation and as a consultant with The Professional Directors Institute. Mr. Wilson is a CPA and has over 15 years of experience as the owner of a certified public accounting firm, was previously a member of the FINRA Board of Arbitrators and has several FINRA and NYSE licenses. Mr. Wilson has previously served as operations compliance manager of the AIM Management Group, Vice President Compliance/Internal Audit of the Kemper Securities Group and an auditor with Price Waterhouse. Mr. Wilson is a 1977 graduate of Houston Baptist University and pursued additional studies at Georgetown University.

     The Company intends to enter into formal employment agreements with each of Messrs. Ivy and Wilson; however, the Company has not done so as of the time of this Report. The Company has agreed with Mr. Ivy to pay to him an annual salary of $180,000, commencing immediately. The Company has also agreed to grant certain equity incentive compensation to Mr. Ivy, but the scope of these grants is not now certain. The Company intends to start negotiating with Mr. Wilson regarding his remuneration in the near future. The Company intends to file further Current Reports on Form 8-K as details regarding the remuneration of Messrs. Ivy and Wilson become finalized.

     The Company's Board of Directors has not established any standing committees, including an Audit Committee, Compensation Committee or a Nominating Committee. The Board of Directors as a whole undertakes the functions of those committees. The Board of Directors make establish one or more of these committees whenever it believes that doing so would benefit the Company.

ITEM 9.01.     FINANCIAL STATEMENTS AND EXHIBITS.

(c)          Exhibits.

Exhibit
Number          Exhibit Title

99.1 Letter furnished by Clay Thomas, PC in response to the Company's request, addressed to the Securities and Exchange Commission, dated May 4, 2009, indicating its agreement with the statements applicable to it contained in this Report.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           PANGEA PETROLEUM CORP.



Date:  May 11, 2009                         /s/     Russell Ivy
                                           -------------------
                                                   Russell Ivy,
                                                   Presiden